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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors
Commercial Federal Corporation:

We consent to the incorporation by reference in the registration statement on Form S-4 of Commercial Federal Corporation of our report dated February 10, 1995, with respect to the consolidated balance sheets of Railroad Financial Corporation as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Form 8-K of Commercial Federal Corporation dated March 19, 1996 and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for certain investments in debt and equity securities in 1993 and a change in the method of accounting for income taxes in 1992.

                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP

Wichita, Kansas
July 18, 1996